                                                                   Exhibit 25.02
-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                           31-0838515
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                     43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                       ONE NORTH STATE STREET, 9TH FLOOR
                            CHICAGO, ILLINOIS 60602
   ATTN:  SANDRA L. CARUBA, VICE PRESIDENT AND SENIOR COUNSEL, (312) 336-9436
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         -----------------------------

                                 CITIGROUP INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                  52-1568099
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

153 EAST 53RD STREET                                      10043
NEW YORK, NEW YORK                                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
                  TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR IS AN AFFILIATE OF THE
                  TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.       A copy of the existing by-laws of the trustee.*

                  5.       Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.       Not Applicable.

                  9.       Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 17th day of May, 2000.

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                 TRUSTEE

                 BY /s/ SANDRA L. CARUBA
                    SANDRA L. CARUBA
                    VICE PRESIDENT

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                   May 17, 2000

         Securities and Exchange Commission
         Washington, D.C.  20549

         Ladies and Gentlemen:

         In connection with the qualification of an indenture between Citigroup, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                  Very truly yours,

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                  BY: /s/ SANDRA L. CARUBA
                          SANDRA L. CARUBA
                          Vice President

                                   EXHIBIT 7


Legal Title of Bank: Bank One Trust Company, N.A.  Call Date: 03/31/00  State #:  391581 FFIEC 032
Address:            100 Broad Street                         Vendor ID:  D            Cert #:  21377   Page
                     RC-1
City, State  Zip:      Columbus, OH 43271          Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                         DOLLAR AMOUNTS IN THOUSANDS
                                                                                            RCON  BIL   MIL   THOU
                                                                                         ---------------------------
                                                                                                BIL MIL THOU  C300
ASSETS                                                                                          ------------  ----
1.       Cash and balances due from depository institutions (from Schedule RC-A):        RCON
                                                                                         ----
     a. Noninterest-bearing balances and currency and coin(1)....................        0081        48,450    1.a
     b. Interest-bearing balances(2).............................................        0071        17,750    1.b
2.       Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)................        1754             0    2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).............        1773         5,714    2.b
3.       Federal funds sold and securities purchased under agreements to resell          1350       396,644    3.
4.       Loans and lease financing receivables:                                          RCON
                                                                                         ----
     a. Loans and leases, net of unearned income (from Schedule RC-C)............        2122        87,817    4.a
     b. LESS: Allowance for loan and lease losses................................        3123            10    4.b
     c. LESS: Allocated transfer risk reserve....................................        3128             0    4.c
     d. Loans and leases, net of unearned income, allowance, and                         RCON
                                                                                         ----
        reserve (item 4.a minus 4.b and 4.c).....................................        2125        87,807    4.d
5.       Trading assets (from Schedule RD-D).....................................        3545             0    5.
6.       Premises and fixed assets (including capitalized leases)                        2145        25,200    6.
7.       Other real estate owned (from Schedule RC-M)............................        2150             0    7.
8.       Investments in unconsolidated subsidiaries and associated
         companies (from Schedule RC-M)..........................................        2130             0    8.
9.       Customers' liability to this bank on acceptances outstanding                    2155             0    9.
10.      Intangible assets (from Schedule RC-M)..................................        2143        26,345    10.
11.      Other assets (from Schedule RC-F).......................................        2160       176,297    11.
12.      Total assets (sum of items 1 through 11)................................        2170       784,207    12.

-----------------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

-

Legal Title of Bank: Bank One Trust Company, N.A.  Call Date: 03/31/00  State #:  391581 FFIEC 032
Address:                 100 Broad Street                    Vendor ID:  D            Cert #:  21377   Page
                     RC-2
City, State  Zip:      Columbus, OH 43271          Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                             DOLLAR AMOUNTS IN
                                                                                                 THOUSANDS
                                                                                                 ---------
LIABILITIES
13. Deposits:                                                                           RCON    BIL MIL THOU  C300
                                                                                        ----    ------------  ----
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)...............................................       2200        567,764    13.a
       (1) Noninterest-bearing(1)................................................       6631        506,455    13.a1
       (2) Interest-bearing......................................................       6636         61,309    13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II)...................................................
       (1) Noninterest bearing...................................................
       (2) Interest-bearing......................................................
14. Federal funds purchased and securities sold under agreements to repurchase:         RCFD 2800         0    14
15. a. Demand notes issued to the U.S. Treasury..................................       RCON 2840         0    15.a
    b. Trading Liabilities(from Sechedule RC-D)..................................       RCFD 3548         0    15.b
16. Other borrowed money:                                                               RCON
    a. With original maturity of one year or less................................       2332              0    16.a
    b. With original  maturity of more than one year.............................       A547              0    16.b
    c. With original maturity of more than three years ..........................       A548              0    16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                             2920              0    18.
19. Subordinated notes and debentures............................................       3200              0    19.
20. Other liabilities (from Schedule RC-G).......................................       2930         83,885    20.
21. Total liabilities (sum of items 13 through 20)...............................       2948        651,649    21.
22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus................................       3838              0    23.
24. Common stock.................................................................       3230            800    24.
25. Surplus (exclude all surplus related to preferred stock)                            3839         45,157    25.
26. a. Undivided profits and capital reserves....................................       3632         86,585    26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities....       8434             16    26.b
    c. Accumulated net gains (losses) on cash flow hedges........................       4336              0    26.c
27. Cumulative foreign currency translation adjustments..........................
28. Total equity capital (sum of items 23 through 27)............................       3210        132,558    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)........................................       3300        784,207    29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
      1996 ....................................RCFD 6724 ......Number

                              N/A                             M.1.

1 = Independent audit of the bank                4. = Directors' examination of the bank
    conducted in accordance with                      performed by other external auditors
    generally accepted auditing                       (may be required by state chartering
    standards by a certified public                   authority)
    accounting firm which submits a               5 = Review of the bank's financial
    report on the bank                                statements by external auditors

2 = Independent audit of the bank's               6 = Copilation of the bank's financial
    parent holding company conducted in               statements by external auditors
    accordance with generally accepted
    auditing standards by a certified             7 = Other audit procedures (excluding tax
    public accounting firm which submits a            preparation work
    report on the consolidated holding
    company (but not on the bank                  8 = No external audit work
    separately)

3 = Directors' examination of the bank
    conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required by
    state chartering authority)

------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.